Exhibit 99.1

For Information: Valerie L. Gerard - Vice President - Investor Relations
                 (973) 422-3284
                        or
                 Yvette K. Rudich - Director - Corporate Communications
                 (973) 597-2095

CIT ANNOUNCES QUARTERLY RESULTS

o     Net income of $141.3 million - diluted EPS of $0.67
o     Lower delinquency and non-performing assets levels
o     Higher origination volumes
o     Continued progress with respect to funding initiatives
o     Even stronger leverage ratios

NEW YORK, January 23, 2003 - CIT Group Inc. (NYSE: CIT) today reported net income of $141.3 million, $0.67 diluted earnings per share, for the quarter ended December 31, 2002, compared to $134.7 million, or $0.64 diluted earnings per share for the prior quarter.

      On November 5, 2002, our board of directors approved returning to a calendar year end from a September 30 fiscal year end, effective December 31, 2002. The current quarterly results constitute a transitional fiscal period and will be included in our December 31, 2002 Annual Report on Form 10-K to be filed with the SEC.

      "During the quarter, we experienced improved new business volume across all business lines," said Albert R. Gamper, Jr., Chairman, President and CEO. "More importantly, our delinquency and non-performing levels improved. Further, the continued improvements in our leverage ratios underscore our commitment to maintaining a strong, well capitalized balance sheet."

Financial Highlights:

Funding and Liquidity.

      The re-establishment of our commercial paper program continued successfully as we issued commercial paper at attractive pricing levels, and the program closed the quarter at $5.0 billion, up from $4.7 billion at September 30, 2002. At December 31, 2002, backstop liquidity of 105% was maintained to cover outstanding commercial paper.

      Outstanding bank line borrowings were $2.1 billion at December 31, 2002, down almost $2.0 billion from September 30, 2002. In January 2003, we repaid an additional $0.5 billion of the outstanding bank loans.

      Term-debt issued during the quarter totaled $2.5 billion, with the majority fixed rate, and was virtually evenly divided among global, medium-term note and retail issues. Securitization volume was $1.2 billion, versus $1.0 billion in the prior quarter.

Portfolio and Managed Assets.

      Total financing and leasing portfolio assets were $35.9 billion at December 31, 2002, versus $36.4 billion at September 30, 2002 and $38.6 billion at December 31, 2001. A $0.9 billion drop in the Commercial Finance segment, reflecting seasonal runoff in both the factoring (Commercial Services) and asset-based lending (Business Credit) businesses, drove the decline during the quarter. Growth in most core portfolios during the quarter was offset by the continued runoff in the liquidating portfolios. The liquidating portfolios (owner-operator trucking, franchise, manufactured housing, recreational vehicle and inventory finance loans) declined to $1.34 billion from $1.46 billion at September 30, 2002. Managed assets closed the quarter at $46.4 billion, versus $47.6 billion last quarter, as securitized receivables declined $0.8 billion.

      Origination volume was up from last quarter in all of our strategic business units with the exception of factoring, as total new business volume was up 5.6% from last quarter. Factoring volume was down sequentially due to seasonal trends, but was up from the prior year quarter.

Net Finance and Risk Adjusted Margins.

      Net finance margin, at 4.34% of average earning assets for the current quarter, declined modestly from 4.37% during the prior quarter, as higher funding costs reflected our term funding initiatives and improved liquidity position. Higher yield-related fees substantially offset the higher funding costs. Risk adjusted margin (net finance margin after provision for credit losses) declined to $221.0 million or 2.70%, from $248.1 million or 2.92%. This decline included a $10.7 million increase in the provision for credit losses due to higher charge-offs.

Credit Quality.

      Total 60+ day delinquencies declined to $1.001 billion (3.63% of finance receivables), from $1.070 billion (3.76%) at September 30, 2002 and $1.183 billion (3.90%) at December 31, 2001, reflecting improvements in most businesses, particularly the Commercial Finance segment and the Specialty Finance - commercial unit. Managed 60+ day delinquencies decreased to $1.396 billion (3.55% of managed financial assets) at December 31, 2002 from $1.539 billion (3.78%) at September 30, 2002, and $1.701 billion (4.02%) at December 31, 2001.

      Non-performing assets declined to $1.086 billion, 3.93% of finance receivables, from $1.140 billion, 4.01%, at September 30, 2002 on reductions in the Commercial Finance and Structured Finance Segments. Equipment Financing unit non-performing assets declined sharply but were more than offset by additional aerospace assets placed on non-accrual in the Capital Finance unit relating to the bankruptcy filing of UAL Corp., the parent company of United Airlines.

      The competitive local exchange carrier ("CLEC") portion of the telecommunications portfolio totaled approximately $262.3 million at December 31, 2002 (before reserves), of which $92.9 million was on non-accrual status, down from comparative September 30, 2002 balances of $275.2 million and $109.9 million, respectively.

      Excluding liquidating portfolio charge-offs and telecommunication charge-offs covered by specific reserving actions in prior quarters, charge-offs were $118.6 million (1.94% of average finance receivables), up from $105.4 million (1.63%) last quarter. The increase from last quarter was primarily the result of higher charge-offs in the Business Credit unit, reflecting write-offs in connection with concluding several loan workouts. Total charge-offs during the December quarter were $154.5 million (2.32%), including $15.5 million of telecommunication loan charge-offs, compared to $141.0 million (1.99%) during the prior quarter. The tables that follow detail charge-offs for the current and prior quarters by segment, both in amount and as a percentage of average finance receivables ($ in millions).

Charge-offs:

                                                                    Quarter Ended December 31, 2002
                                                 -------------------------------------------------------------------
                                                      Excluding
                                                 Liquidating/Telecom      Liquidating & Telecom           Total
                                                 -------------------      ---------------------      ---------------
Equipment Financing & Leasing ...............      $ 57.8    2.81%           $ 13.3     9.25%        $ 71.1    3.23%
Specialty Finance - commercial ..............        21.2    1.42%              2.0    36.36%          23.2    1.55%
Commercial Finance ..........................        33.5    1.92%               --       --           33.5    1.92%
Structured Finance ..........................          --      --              15.5     8.75%          15.5    2.24%
                                                   ------                    ------                  ------
   Total Commercial Segments ................       112.5    1.93%             30.8     9.44%         143.3    2.33%
Specialty Finance - consumer ................         6.1    2.11%              5.1     2.42%          11.2    2.24%
                                                   ------                    ------                  ------
   Total ....................................      $118.6    1.94%           $ 35.9     6.68%        $154.5    2.32%
                                                   ======                    ======                  ======

Charge-offs:

                                                                   Quarter Ended September 30, 2002
                                                 -------------------------------------------------------------------
                                                      Excluding
                                                 Liquidating/Telecom      Liquidating & Telecom           Total
                                                 -------------------      ---------------------      ---------------
Equipment Financing & Leasing ...............      $ 59.2    2.88%           $ 11.6     5.13%        $ 70.8    3.10%
Specialty Finance - commercial ..............        17.6    1.15%              1.2    10.74%          18.8    1.22%
Commercial Finance ..........................        22.4    1.06%               --       --           22.4    1.06%
Structured Finance ..........................          --      --              18.4    10.67%          18.4    2.78%
                                                   ------                    ------                  ------
   Total Commercial Segments ................        99.2    1.60%             31.2     7.62%         130.4    1.98%
Specialty Finance - consumer ................         6.2    2.27%              4.4     2.05%          10.6    2.17%
                                                   ------                    ------                  ------
   Total ....................................      $105.4    1.63%           $ 35.6     5.70%        $141.0    1.99%
                                                   ======                    ======                  ======

      Total reserves for credit losses were $760.8 million (2.75% of finance receivables), compared to $777.8 million (2.73%) at September 30, 2002 and $496.4 million (1.64%) at December 31, 2001. The reserve reduction during the quarter was primarily the result of $15.5 million in telecommunication loan charge-offs applied to the specific reserve. At December 31, 2002, the reserve for credit losses excluding the telecommunication ($153.6 million) and Argentine reserves ($135.0 million) was $472.2 million (1.77% of finance receivables), versus $473.7 million (1.72%) at September 30, 2002. Additionally, the dollar amount of loan impairment (as defined by SFAS 114) improved by approximately $50 million, due to both the previously mentioned conclusions of Business Credit workout activities and improvement in the Equipment Financing portfolio.

Other Revenue.

      For the quarter, other revenue totaled $257.1 million, up from $209.0 million for the quarter ended September 30, 2002, reflecting lower venture capital losses, increased factoring revenues, higher fee income and a modest increase in equipment gains. These improvements were offset in part by lower other income. Venture capital impairment valuations and write-downs of $6.4 million were recognized as a reduction to other revenue in the quarter compared to $36.2 million of such charges in the previous quarter. Securitization gains during the current quarter totaled $30.5 million, 12.9% of pretax income, on volume of $1,189 million, compared to $29.2 million, 13.2% of pretax income, on volume of $980 million during the prior quarter.

Salaries and General Operating Expenses.

      Salaries and general operating expenses were $242.1 million for the quarter, compared to $235.6 million reported for the September 2002 quarter. The increase from last quarter included incremental expenses associated with our return to public ownership and higher legal and collection expenses. Salaries and general operating expenses were 2.18% of average managed assets during the quarter, versus 2.08% for the prior quarter. The efficiency ratio for the quarter (salaries and general operating expenses divided by operating margin, excluding provision for credit losses) was 39.6% as compared to 40.6% in the prior quarter.

      Headcount was 5,835 at December 31, 2002 compared to 5,850 at September 30, 2002 and 6,375 at December 31, 2001.

Capitalization and Leverage.

      The ratio of tangible equity to managed assets improved to 10.44% as of December 31, 2002, compared to 9.93% as of September 30, 2002 and 8.72% in the prior year quarter. The current quarter reflects our initial dividend of approximately $25 million or $0.12 per share. The return on tangible equity was 12.7%, compared to 12.3% for the prior quarter.

Conference Call and Webcast:

      We will discuss this quarter's results, as well as on-going strategy, on a conference call today at 11:00 am (EST). The interested parties may access the conference call live today by dialing 800-810-0924 for U.S. and Canadian callers or 913-981-4900 for international callers, with the pass-code 595885, or at the following website: http://ir.cit.com. An audio replay of the call will be available beginning no later than three hours after the conclusion of the call through 12:00 am (EST) January 30, 2003, by dialing 888-203-1112 for U.S. and Canadian callers or 719-457-0820 for international callers with the pass-code 595885, or at the following website: http://ir.cit.com.

Forward Looking Statements:

      This release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements (including statements regarding future financial and operating results) involve risks, uncertainties and contingencies, many of which are beyond CIT's control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting CIT's businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements. More detailed information about these factors are described in CIT's filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended September 30, 2002. CIT is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

About CIT:

      CIT Group Inc. (NYSE: CIT), a leading commercial and consumer finance company, provides clients with financing and leasing products and advisory services. Founded in 1908, CIT has nearly $50 billion in assets under management and applies its financial resources, industry expertise and product knowledge to serve the needs of clients across approximately 30 industries. CIT holds leading positions in vendor financing, U.S. factoring, equipment and transportation financing, Small Business Administration loans, and asset-based and credit-secured lending. CIT, with its principal offices in New York City and Livingston, New Jersey, has approximately 6,000 employees in locations throughout North America, Europe, Latin and South America, and the Pacific Rim. For more information, visit www.cit.com.

                                      ###

                         CIT GROUP INC. AND SUBSIDIARIES
                    UNAUDITED CONSOLIDATED INCOME STATEMENTS
                For the Quarters Ended December 31, 2002 and 2001
                  (dollars in millions, except per share data)

                                                                           2002 (1)                         2001 (1)
                                                                           --------        -----------------------------------------
                                                                                             CIT              TCH       Consolidated

Finance income ....................................................        $  971.7        $1,199.0         $     --      $1,199.0
Interest expense ..................................................           340.0           373.0               --         373.0
                                                                           --------        ---------------------------------------
Net finance income ................................................           631.7           826.0               --         826.0
Depreciation on operating lease equipment .........................           277.3           338.5               --         338.5
                                                                           --------        ---------------------------------------
Net finance margin ................................................           354.4           487.5               --         487.5
Provision for credit losses .......................................           133.4           112.9               --         112.9
                                                                           --------        ---------------------------------------
Net finance margin after provision for credit losses ..............           221.0           374.6               --         374.6
Other revenue(2) ..................................................           257.1           245.1               --         245.1
                                                                           --------        ---------------------------------------
Operating margin ..................................................           478.1           619.7               --         619.7
                                                                           --------        ---------------------------------------
Salaries and general operating expenses ...........................           242.1           230.5              8.2         238.7
Intercompany interest expense - TCH ...............................              --              --             76.3          76.3
                                                                           --------        ---------------------------------------
Operating expenses ................................................           242.1           230.5             84.5         315.0
                                                                           --------        ---------------------------------------
Income before provision for income taxes ..........................           236.0           389.2            (84.5)        304.7
(Provision) benefit  for income taxes .............................           (92.0)         (147.8)            29.6        (118.2)
Minority interest in subsidiary trust holding
   solely debentures of the Company, after tax ....................            (2.7)           (2.4)              --          (2.4)
                                                                           --------        ---------------------------------------
Net income ........................................................        $  141.3        $  239.0         $  (54.9)     $  184.1
                                                                           ========        =======================================

Earnings per share
Basic earnings per share ..........................................        $   0.67
Diluted earnings per share ........................................        $   0.67

(1) TCH was a wholly-owned subsidiary of a Tyco affiliate domiciled in Bermuda and was the holding company for the acquisition of CIT by Tyco. Prior to the IPO of CIT on July 8, 2002, the activity of TCH (net deficit) was offset via a capital contribution from Tyco. The consolidated financial statements of CIT were not impacted by TCH subsequent to June 30, 2002.

                                                                         December 31,     December 31,
(2) Other Revenue                                                            2002            2001
                                                                         ------------     ------------
   Fees and other income                                                   $  169.2        $  173.5
   Factoring commissions                                                       55.1            38.3
   Gains on securitization                                                     30.5            28.0
   Gains on sales of leasing equipment                                          8.7             2.7
   (Losses) gains on venture capital investments                               (6.4)            2.6
                                                                           --------        --------
   Total other revenue                                                     $  257.1        $  245.1
                                                                           ========        ========

Fees and other income include: servicing fees, structuring and advisory fees, syndication fees and gains from other asset and receivable sales.

                         CIT GROUP INC. AND SUBSIDIARIES
                      UNAUDITED CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                          December 31,    September 30,
                                                              2002            2002
                                                          -----------------------------
ASSETS
Financing and leasing assets:
   Finance receivables .................................  $ 27,621.3       $ 28,459.0
   Reserve for credit losses ...........................      (760.8)          (777.8)
                                                          ---------------------------
   Net finance receivables .............................    26,860.5         27,681.2
   Operating lease equipment, net ......................     6,704.6          6,567.4
   Finance receivables held for sale ...................     1,213.4          1,019.5
Cash and cash equivalents ..............................     2,036.6          2,274.4
Goodwill ...............................................       384.4            384.4
Other assets (1) .......................................     4,732.9          4,783.6
                                                          ---------------------------
Total Assets ...........................................  $ 41,932.4       $ 42,710.5
                                                          ===========================
LIABILITIES AND STOCKHOLDERS' EQUITY
Debt:
   Commercial paper ....................................  $  4,974.6       $  4,654.2
   Variable-rate bank credit facilities ................     2,118.0          4,037.4
   Variable-rate senior notes ..........................     4,906.9          5,379.0
   Fixed-rate senior notes .............................    19,681.8         18,385.4
                                                          ---------------------------
Total debt .............................................    31,681.3         32,456.0
Credit balances of factoring clients ...................     2,270.0          2,513.8
Accrued liabilities and payables .......................     2,853.2          2,725.2
                                                          ---------------------------
Total Liabilities ......................................    36,804.5         37,695.0
Company-obligated mandatorily redeemable preferred
  securities of subsidiary trust holding solely
  debentures of the Company ............................       257.2            257.7
Stockholders' Equity:
   Common stock ........................................         2.1              2.1
   Paid-in capital .....................................    10,676.2         10,674.8
   Accumulated deficit .................................    (5,606.9)        (5,722.8)
   Accumulated other comprehensive loss ................      (200.7)          (196.3)
                                                          ---------------------------
Total Stockholders' Equity .............................     4,870.7          4,757.8
                                                          ---------------------------
Total Liabilities and Stockholders' Equity .............  $ 41,932.4       $ 42,710.5
                                                          ===========================

(1) Other Assets primarily include the following at December 31, 2002: $1.5 billion of securitization assets, $0.7 billion of accrued interest and receivables from derivative counterparties, $0.7 billion of investments and receivables from joint ventures and non-consolidated subsidiaries, $0.4 billion of deposits on flight equipment, $0.3 billion of equity investments, $0.2 billion of repossessed and off-lease equipment, $0.1 billion of prepaid expenses, and $0.1 billion of investments in aerospace securities. The remaining balance includes furniture and fixtures, miscellaneous receivables and other assets.

                         CIT GROUP INC. AND SUBSIDIARIES
                       OWNED AND MANAGED ASSET COMPOSITION
                              (dollars in millions)

                                                                                December 31,    September 30,    December 31,
                                                                                    2002             2002            2001
                                                                                ------------    -------------    ------------
Equipment Financing & Leasing Segment
       Equipment Financing
             Finance receivables ............................................   $  7,357.8       $  7,522.2       $  9,191.9
             Operating lease equipment, net .................................        668.3            765.8            931.6
             Finance receivables held for sale ..............................        119.1            110.8            186.9
                                                                                ----------       ----------       ----------
               Owned assets .................................................      8,145.2          8,398.8         10,310.4
             Finance receivables securitized and managed by CIT .............      3,936.2          4,384.1          4,564.4
                                                                                ----------       ----------       ----------
               Managed assets ...............................................     12,081.4         12,782.9         14,874.8
                                                                                ----------       ----------       ----------

       Capital Finance
             Finance receivables ............................................      1,335.8          1,479.5          1,694.7
             Operating lease equipment, net .................................      4,719.9          4,388.9          3,574.5
                                                                                ----------       ----------       ----------
               Owned assets .................................................      6,055.7          5,868.4          5,269.2
                                                                                ----------       ----------       ----------

Specialty Finance Segment
       Commercial
             Finance receivables ............................................      5,958.1          6,091.5          6,413.6
             Operating lease equipment, net .................................      1,257.3          1,353.2          1,892.8
             Finance receivables held for sale ..............................        764.3            528.7            319.3
                                                                                ----------       ----------       ----------
               Owned assets .................................................      7,979.7          7,973.4          8,625.7
             Finance receivables securitized and managed by CIT .............      3,377.4          3,703.1          4,337.4
                                                                                ----------       ----------       ----------
               Managed assets ...............................................     11,357.1         11,676.5         12,963.1
                                                                                ----------       ----------       ----------
       Consumer
             Finance receivables - home equity ..............................        962.7            934.2          2,640.1
             Finance receivables - other ....................................      1,044.4            831.8            475.3
             Finance receivables held for sale ..............................        330.0            380.0            660.5
                                                                                ----------       ----------       ----------
               Owned assets .................................................      2,337.1          2,146.0          3,775.9
             Home equity finance receivables securitized and managed by CIT .      2,213.6          2,115.9            230.8
             Other finance receivables securitized and managed by CIT .......        955.2          1,031.6          1,309.6
                                                                                ----------       ----------       ----------
               Managed assets ...............................................      5,505.9          5,293.5          5,316.3
                                                                                ----------       ----------       ----------

Commercial Finance Segment
       Commercial Services
             Finance receivables ............................................      4,392.5          5,040.4          4,316.2
                                                                                ----------       ----------       ----------
       Business Credit
             Finance receivables ............................................      3,649.1          3,869.8          3,541.0
                                                                                ----------       ----------       ----------

Structured Finance Segment
             Finance receivables ............................................      2,920.9          2,689.6          2,060.2
             Operating lease equipment, net .................................         59.1             59.5             66.7
             Finance receivables held for sale ..............................           --               --            343.6
             Equity investments .............................................        335.4            341.7            338.2
                                                                                ----------       ----------       ----------
               Owned assets .................................................      3,315.4          3,090.8          2,808.7
                                                                                ----------       ----------       ----------

Total
             Finance receivables ............................................   $ 27,621.3       $ 28,459.0       $ 30,333.0
             Operating lease equipment, net .................................      6,704.6          6,567.4          6,465.6
             Finance receivables held for sale ..............................      1,213.4          1,019.5          1,510.3
             Equity investments .............................................        335.4            341.7            338.2
                                                                                ----------       ----------       ----------
               Owned assets .................................................     35,874.7         36,387.6         38,647.1
             Finance receivables securitized and managed by CIT .............     10,482.4         11,234.7         10,442.2
                                                                                ----------       ----------       ----------
               Managed assets ...............................................   $ 46,357.1       $ 47,622.3       $ 49,089.3
                                                                                ==========       ==========       ==========

                        CIT GROUP INC. AND SUBSIDIARIES
                                CREDIT METRICS
                             (dollars in millions)

                                                                             For the Quarters Ended
                                                   ------------------------------------------------------------------------
                                                     December 31, 2002         September 30, 2002        December 31, 2001
                                                       $            %             $          %            $             %
                                                   ------------------------------------------------------------------------
Net Credit Losses - Owned as a Percentage of
Average Finance Receivables
       Equipment Financing and Leasing ..........  $    71.1      3.23%      $    70.8      3.10%      $    62.1      2.22%
       Specialty Finance - Commercial ...........       23.2      1.55%           18.8      1.22%           20.7      1.25%
       Commercial Finance .......................       33.5      1.92%           22.4      1.06%           16.6      0.80%
       Structured Finance .......................       15.5      2.24%           18.4      2.78%            --       0.00%
                                                   ---------                 ---------                 ---------
         Total Commercial .......................      143.3      2.33%          130.4      1.98%           99.4      1.41%
       Specialty Finance - Consumer .............       11.2      2.24%           10.6      2.17%           13.4      1.70%
                                                   ---------                 ---------                 ---------
       Total ....................................  $   154.5      2.32%      $   141.0      1.99%      $   112.8      1.44%
                                                   =========                 =========                 =========

                                                     December 31, 2002         September 30, 2002        December 31, 2001
                                                       $            %             $          %            $             %
                                                   ------------------------------------------------------------------------
Finance Receivables Past Due 60 days or more -
Owned as a Percentage of Finance Receivables
       Equipment Financing and Leasing ..........  $   444.8      5.12%      $   452.2      5.02%      $   471.8      4.33%
       Specialty Finance - Commercial ...........      182.9      3.07%          215.4      3.54%          293.1      4.57%
       Commercial Finance .......................      172.3      2.14%          209.4      2.35%          197.7      2.52%
       Structured Finance .......................       67.6      2.31%           65.8      2.45%           37.7      1.83%
                                                   ---------                 ---------                 ---------
         Total Commercial .......................      867.6      3.39%          942.8      3.53%        1,000.3      3.68%
       Specialty Finance - Consumer .............      133.7      6.66%          127.2      7.20%          183.1      5.88%
                                                   ---------                 ---------                 ---------
       Total ....................................  $ 1,001.3      3.63%      $ 1,070.0      3.76%      $ 1,183.4      3.90%
                                                   =========                 =========                 =========

Non-performing Assets - Owned as a Percentage of
Finance Receivables(1)
       Equipment Financing and Leasing ..........  $   558.4      6.42%      $   548.5       6.09%     $   422.3      3.88%
       Specialty Finance - Commercial ...........       98.2      1.65%          103.1       1.69%         150.6      2.35%
       Commercial Finance .......................      136.2      1.69%          176.1       1.98%         145.1      1.85%
       Structured Finance .......................      151.6      5.19%          172.2       6.40%          92.5      4.49%
                                                   ---------                 ---------                 ---------
         Total Commercial .......................      944.4      3.69%          999.9       3.75%         810.5      2.98%
       Specialty Finance - Consumer .............      141.4      7.04%          139.9       7.92%         171.0      5.49%
                                                   ---------                 ---------                 ---------
       Total ....................................  $ 1,085.8      3.93%      $ 1,139.8       4.01%     $   981.5      3.24%
                                                   =========                 =========                 =========

Finance Receivables Past Due 60 days or more -
Managed as a Percentage of Managed Financial
Assets(2)
       Equipment Financing and Leasing ..........  $   631.2      4.95%        $ 710.6      5.27%      $   790.6      5.06%
       Specialty Finance - Commercial ...........      265.1      2.62%          303.3      2.94%          419.0      3.78%
       Commercial Finance .......................      172.3      2.14%          209.4      2.35%          197.7      2.52%
       Structured Finance .......................       67.6      2.31%           65.8      2.45%           37.7      1.57%
                                                   ---------                 ---------                 ---------
         Total Commercial .......................    1,136.2      3.36%        1,289.1      3.64%        1,445.0      3.91%
       Specialty Finance - Consumer .............      259.4      4.71%          249.5      4.71%          256.1      4.82%
                                                   ---------                 ---------                 ---------
       Total ....................................  $ 1,395.6      3.55%      $ 1,538.6      3.78%      $ 1,701.1      4.02%
                                                   =========                 =========                 =========

Reserve for Credit Losses
       Reserve for credit losses as a percentage
         of finance receivables .................  $   760.8      2.75%        $ 777.8      2.73%      $   496.4      1.64%

(1) Total non-performing assets reflect both commercial and consumer finance receivables on non-accrual status and assets received in satisfaction of loans.

(2) Managed financial assets exclude operating leases and certain equity investments.

                         CIT GROUP INC. AND SUBSIDIARIES
                  SELECTED DATA AND OWNED PORTFOLIO INFORMATION
                     (dollars in millions unless specified)

Selected Data                                                        For the Quarters Ended
                                                        ---------------------------------------------------
                                                         December 31,      September 30,       December 31,
                                                             2002              2002                2001
                                                        ---------------------------------------------------
Profitability
         Net finance margin as percentage of AEA .....       4.34%              4.37%              5.20%
         Net finance margin after provision as
           percentage of AEA .........................       2.70%              2.92%              4.00%
         Salaries & general operating expenses as
           percentage of AMA(1) ......................       2.18%              2.08%              1.93%
         Efficiency ratio ............................       39.6%              40.6%              31.5%

Securitization Volume(2)
         Equipment Financing .........................  $    310.6         $    305.5         $    488.0
         Specialty Finance - Commercial ..............       590.6              410.5              735.8
         Specialty Finance - Consumer ................       288.1              264.0                 --
                                                        ------------------------------------------------
         Total .......................................  $  1,189.3         $    980.0         $  1,223.8
                                                        ================================================

Average Assets
         Average Finance Receivables (AFR) ...........  $ 26,586.6         $ 28,325.8         $ 31,345.9
         Average Earning Assets (AEA) ................    32,693.2           33,959.4           37,471.2
         Average Managed Assets (AMA)(1) .............    44,361.8           45,356.5           47,420.7
         Average Operating Leases (AOL) ..............     6,605.0            6,615.0            6,426.1
         Note: Based on ending four month average.

                                                         December 31,      September 30,       December 31,
                                                            2002               2002                2001
                                                        ---------------------------------------------------
Capital & Leverage(3),(4)
         Tangible stockholders' equity to
           managed assets ............................      10.44%              9.93%              8.72%
         Debt (net of overnight deposits) to
           tangible stockholders' equity(5) ..........      6.22x              6.54x              7.79x

Note: The above data for all relevant periods shown reflects the activity for CIT only and excludes the consolidating TCH expenses.

(1) "AMA" or "Average Managed Assets" represents the sum of average earning assets, which are net of credit balances of factoring clients, and the average of finance receivables previously securitized and still managed by the Company.
(2) Quarter ended December 31, 2002 excludes trade receivables securitization activity.
(3) Tangible stockholders' equity excludes goodwill.
(4) Tangible stockholders' equity (excludes the impact of accounting changes for derivative financial instruments and unrealized gains) includes Company-obligated mandatorily redeemable preferred securities of subsidiary trust holding solely debentures of the Company ("Preferred Capital Securities").
(5) Total debt excludes, and stockholders' equity includes, Preferred Capital Securities.

Owned Portfolio Information                              December 31,      September 30,      December 31,
                                                            2002              2002               2001
                                                        --------------------------------------------------
Liquidating Portfolios:
         Balance .....................................   $ 1,339.0          $ 1,459.9          $ 2,047.5
         Non-performing accounts .....................   $   160.9          $   155.8          $   208.7
         Past due 60+ days ...........................   $   131.0          $   146.2          $   203.3

Telecommunications(6):
         Financing and leasing assets ................   $   710.1          $   707.2          $   742.0
         Number of accounts                                   52                 52                 59
         Largest customer account balance ............   $    32.9          $    34.1          $    26.5
         Non-performing accounts .....................   $   120.2          $   137.0          $    41.5
         Number of accounts                                   13                 11                  6
         Past due 60+ days ...........................   $    37.3          $    24.2          $    22.6
         CLEC exposure ...............................   $   262.3          $   275.2          $   326.2

Equity and Venture Capital Investments:
         Total investment balance ....................   $   335.4          $   341.7          $   338.2
         Direct investments ..........................   $   188.8          $   196.6          $   190.0
         Number of companies                                  57                 60                 61
         Private equity funds ........................   $   146.6          $   145.1          $   140.8
         Number of funds                                      52                 52                 52
         Remaining fund commitments ..................   $   164.9          $   176.6          $   214.5

Aerospace:
         Financing and leasing assets
           Commercial ................................   $ 4,072.8          $    3,986.7       $ 3,472.0
           Regional ..................................   $   344.0          $      245.0       $   177.8
         Investment in aerospace assets ..............   $    95.5          $       96.7       $      --
         Number of planes:
           Commercial ................................         194                   193             201
           Regional ..................................         117                    94              88
         Remaining purchase commitment deliveries
           (through 2007) ............................          79                    82              90
         Remaining purchase commitments
           (through 2007) ($ in billions) ............   $     3.8          $        3.9       $     4.3

(6) Telecommunication portfolio data consists of lending and leasing directly to the telecommunication sector, and does not include lending and leasing for telecom related equipment to non-telecom companies.

                         CIT GROUP INC. AND SUBSIDIARIES
           Commercial Aerospace Portfolio Data as of December 31, 2002
                     (dollars in millions unless specified)



Commercial Aerospace Portfolio:
By Region:                                        Net Investment        Number
                                                  --------------        -------
  Europe ......................................     $ 1,506.5             51
  North America ...............................       1,042.2             75
  Asia Pacific ................................         853.6             35
  Latin America ...............................         595.9             29
  Africa / Middle East ........................          74.6              4
                                                    ---------            ---
  Total .......................................     $ 4,072.8            194
                                                    =========            ===

By Manufacturer:                                  Net Investment        Number
                                                  --------------        -------
  Boeing ......................................     $ 2,388.1            135
  Airbus ......................................       1,647.9             42
  Other .......................................          36.8             17
                                                    ---------            ---
  Total .......................................     $ 4,072.8            194
                                                    =========            ===

By Body Type(1):                                  Net Investment        Number
                                                  --------------        -------
  Narrow body .................................     $ 2,799.4            142
  Intermediate ................................         859.2             17
  Wide body ...................................         377.4             18
  Other .......................................          36.8             17
                                                    ---------            ---
  Total .......................................     $ 4,072.8            194
                                                    =========            ===

Largest customer net investment ...............     $   193.0
Number of accounts ............................            78
Weighted average age of fleet (years) .........           6.9


New Aircraft Delivery Order Book
  (dollars in billions)                               Amount            Number
                                                      ------            -------
  Calendar Year:
    2003 ......................................       $ 0.8               19
    2004 ......................................         1.0               22
    2005 ......................................         1.3               27
    2006 ......................................         0.6               10
    2007 ......................................         0.1                1
                                                      -----              ---
    Total .....................................       $ 3.8               79
                                                      =====              ===

Total calendar 2002 delivery book was $0.7 billion and 16 planes.

The order amounts are based on current appraised values in 2002 base dollars and exclude CIT's option to purchase additional planes. Contractual maturities, sales and other dispositions, as well as depreciation expense are expected to largely offset the new deliveries.

(1) Narrow body are single aisle design and consist primarily of Boeing 737 and 757 series and Airbus A320 series aircraft. Intermediate body are smaller twin aisle design and consist primarily of Boeing 767 series and Airbus A330 series aircraft. Wide body are large twin aisle design and consist primarily of Boeing 747 and 777 series and McDonnell Douglas DC10 series aircraft.